MERRILL LYNCH BASIC VALUE PRINCIPAL PROTECTED FUND

FILE # 811-21162

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
10/4/2004	General Mills	10,500	33,000,000	Citigroup Global Markets Inc. Merrill Lynch Morgan Stanley & Co. Incorporated Lehman Brothers Inc.